Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                   REGISTRATION STATEMENT UNDER THE SECURITIES
                                   ACT OF 1933

                              ----------------------

                                  DISCAS, INC.
               (Exact name of registrant as specified in charter)

        DELAWARE                                       95-3261426
 (State of incorporation)                   (IRS Employer Identification Number)

                           567-1 South Leonard Street
                          Waterbury, Connecticut 06708
                                 (203) 753-5147
                  (Address and telephone number of registrant's
                          principal executive offices)

                          MISSION BAY CONSULTING, INC.
                                STOCK OPTION PLAN
                            (Full title of the Plan)

                             Patrick A. DePaolo, Sr.
                                    President
                                  Discas, Inc.
                           567-1 South Leonard Street
                          Waterbury, Connecticut 06708
                                 (203) 753-5147
                        (Address and telephone number of
                               agent for service)

                             ----------------------

                  Please send copies of all communications to:

                              JOSEPH A. SMITH, Esq.
                          Epstein Becker & Green, P.C.
                           250 Park Avenue, 12th Floor
                            New York, New York 10177

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                         CALCULATION OF REGISTRATION FEE
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 Title of
   each                         Proposed           Proposed
 class of        Amount to       Maximum            Maximum           Amount
securities          be          offering           aggregate            of
   to be        registered        price            offering        registration
registered                         per               price             fee
                                  Share
--------------------------------------------------------------------------------
Common Stock,    100,000        $  2.50           $ 250,000          $100.00
$.0001 par       shares
value(1)
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(1)  Calculated pursuant to Rule 457(h). The fee as calculated was $73.75, below the minimum fee required of $100.00.


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                                    PART II.

                 INFORMATION REQUIRED BY REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Discas, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference to this Registration Statement:

     (1) The Registrant's Prospectus dated August 14, 1997, filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended;

     (2) The Registant's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 1997, October 31, 1997 and January 31, 1998, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Act");

     (3) The Registrant's Current Report on Form 8-K filed with the Commission on November 4, 1997 pursuant to Section 13 of the the Act; and

     (4) The Registrant's Common Stock was registered under Section 12(b) of the Act on Form 8-A 12(b) filed with the Commission on July 24, 1997, and Section 12(g) of the Act on Form 8-A 12(g) filed with the Commission on July 10, 1997.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock covered hereby has been passed upon for the Registrant by Epstein Becker & Green, P.C. Richard L. Campbell, special counsel to Epstein Becker & Green, P.C., is an affiliate of Mantis V, L.L.C., which is the owner of 364,500 shares of the Registrant's Common Stock and of warrants to


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purchase 85,000 shares of the Registrant's Common Stock at $2.25 per share.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Tenth of the Certificate of Incorporation and Article IV of the Bylaws of the Registrant provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction which the director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation contains such a provision.

ITEM 7. EXEMPTION FOR REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

     5    Opinion of Epstein Becker & Green, P.C.

     23.1 Consent of Epstein Becker & Green, P.C., included in Exhibit 5.

     23.2 Consent of Jump, Green, Holman and Company, Independent Certified Public Accountants.

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.


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     (2) That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, Connecticut.

                                            DISCAS, INC.

                                    By:   /s/ Patrick A. DePaolo, Sr.
                                          -----------------------------------
                                          Patrick A. DePaolo, Sr.
                                          Chairman of the Board of Directors,
                                          and Principal Executive Officer

                                    Date: March 31, 1998


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ Patrick A. DePaolo, Sr.         Chairman of the               March 31, 1998
---------------------------         Board of Directors,
Patrick A. DePaolo, Sr.             and Principal
                                    Executive Officer


/s/ Ron Pettirossi                  Chief Financial               March 31, 1998
---------------------------         Officer (Principal
Ron Pettirossi                      Financial and
                                    Accounting Officer)


/s/ Thomas R. Tomaszek              Director                      March 31, 1998
---------------------------
Thomas R. Tomaszek

/s/ Alan Milton                     Director                      March 31, 1998
---------------------------
Alan Milton

/s/ Asher Bernstein                 Director                      April 1, 1998
---------------------------
Asher Bernstein

/s/ John Carroll                    Director                      March 31, 1998
---------------------------
John Carroll